Exhibit 99(nn)

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                              Independent experts
                            recommend voting against
                              the Wisconsin Deal:

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                                 'Vote AGAINST'

                   "The MidAmerican transaction presents a
                financially superior offer to IES shareholders. We recommend that IES shareholders vote AGAINST the [Wisconsin] merger agreement."

             Institutional Shareholder Services (ISS), Bethesda, MD
      The nation's leading independent shareholder advisory organization.



                                 'Vote AGAINST'

                "IES has provided no compelling reasons for its
                    rejection of the MidAmerican offer.....
                We recommend that shareholders vote against the
           [Wisconsin deal] and in favor of MidAmerican's proposal."

                    Nat West Securities Corp., New York, NY



                Value Line says 'MidAmerican's offer [is] better'

             "We still consider MidAmerican's offer better for IES.
    It represents a 25% dividend increase and a slightly higher stock-price premium than the WPL-IP arrangement."

                  Value Line Investment Survey, August 23, 1996

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         Your BLUE proxy must be received before Thursday, September 5.
********************************************************************************

                        Vote AGAINST the Wisconsin Deal

Time is of the eseence. The IES meeting is September 5---only days away. Check the "Against" box; sign, date and mail your BLUE MidAmerican proxy as soon as possible. We urge you not to return any green or white proxies sent to you by IES. If you have already returned your IES proxy, we urge you to change your vote and vote AGAINST the Wisconsin deal by sending in the BLUE proxy. If your stock is held by your brokerage firm, call your broker to make sure your shares are voted AGAINST. Only the latest-dated proxy will count. For more information about MidAmerican's merger proposal, call this toll-free number: 1-888-PRO-IOWA (1-888-776-4692)

[MidAmerican Energy Logo]

MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the proposed IES/WPL/Interstate transaction and that proxy statement and the other materials are incorporated herein by reference.